Exhibit 10.6

MG ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS MG ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of February 19, 2012 (together with the exhibit and schedules hereto, this "Assignment"), by and between GLOBAL GOLD CORPORATION, a Delaware corporation ("Parent"), GLOBAL GOLD MINING LLC, a Delaware limited liability company, in its capacity as assignor ("GGM"), GLOBAL GOLD CONSOLIDATED RESOURCES LIMITED, a Jersey, Channel Islands private limited company ("GGCRL") and GGCRL’s wholly-owned subsidiary, GGCR Mining, LLC, a Delaware limited liability company, in its capacity as assignee ("GGCR Mining"),

W I T N E S S E T H:

WHEREAS, GGM is the owner of the sole participant in Mego-Gold Limited Liability Company, a limited liability company formed under the laws of the Republic of Armenia, having its registered office at 2a Tamanian St., apt. 2, Yerevan, Republic of Armenia (the "Company"), which holds the licenses to the Toukhmanuk deposits in Armenia;

WHEREAS, each of Parent and GGM is executing and delivering this Assignment as one of the steps desirable or necessary in order to cause the transfers required under Section 2.3.6 of that certain Joint Venture Agreement, dated April 27, 2011 (the "JV Agreement"), by and between Parent, for itself and several of its wholly-owned subsidiaries, including GGM and the Company, and Consolidated Resources Armenia, an exempt non-resident Cayman Islands company ("CRA"), for itself and its affiliate, Consolidated Resources USA, LLC;

WHEREAS, Parent is executing and delivering this Assignment and the Getik Assignment and Assumption Agreement, dated as of the date hereof (the "Getik Assignment") , in consideration for the initial 51 ordinary shares of no par value of GGCRL that it was issued on November 7, 2011 pursuant to the last sentence of Section 2.4.1 of the JV Agreement with the Remaining Consideration to be issued or paid at the time specified in the JV Agreement, and GGM is executing and delivering this Assignment and the Getik Assignment in consideration for Parent’s separate agreement to share with GGM all gains, income, losses, liabilities, payments made or due to be made or other actions or omissions related to ownership such ordinary shares and such Remaining Consideration (for avoidance of doubt, Parent shall be the record and beneficial owner of such ordinary shares and such Remaining Consideration);

WHEREAS, GGM desires to transfer and assign all of its right, title and interest in and to its sole participation in the Company (the "Interest") to GGCR Mining and GGCR Mining and GGCRL desire to accept the Interest, with the effect that such transfer and assignment will result indirectly in GGCRL acquiring the Interest;

WHEREAS, each of Parent and GGM desires to transfer and assign all of its right, title and interest in and to their respective rights and claims (other than those emanating from the JV Agreement) against the Company arising from inter-company loans or on other grounds, and all assets, properties and rights, owned, used or held by either or both of them, which are required to carry on the mining and exploration activities at Toukhmanuk (the "Operations") (such rights, claims, assets, properties and rights are referred to herein as the "Assigned Assets") to GGCR Mining and GGCR Mining and GGCRL desire to agree to accept the Assigned Assets, with the effect that such transfer and assignment will result indirectly in GGCRL acquiring the Assigned Assets;

WHEREAS, Parent as sole member of GGM has taken all required action to approve the transfer and assignment of the Interest and the Assigned Assets of GGM and to authorize GGM’s execution, delivery and performance of this Assignment;

WHEREAS, the board of directors and shareholders of Parent have taken all required action to approve the transfer and assignment of the Assigned Assets of Parent and to authorize Parent’s execution, delivery and performance of this Assignment;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1)           GGM hereby irrevocably assigns and transfers to GGCR Mining as of the date hereof the Interest and all of GGM's right, legal and beneficial title and interest in and to the Assigned Assets and hereby irrevocably delegates to GGCR Mining as of the date hereof all of GGM's duties, obligations and liabilities with respect to the Assigned Assets set forth on Schedule 4 hereto and the Interest or otherwise as a participant in the Company as set forth in the charter of the Company and in the applicable laws of the Republic of Armenia ("Assumed Liabilities").

2)           Parent hereby irrevocably assigns and transfers to GGCR Mining as of the date hereof all of its right, legal and beneficial title and interest in and to the Assigned Assets.

3)           GGCR Mining hereby (a) accepts the Interest and the Assigned Assets as of the date hereof and (b) assumes and agrees to perform and discharge in full when due all of the Assumed Liabilities on or after the date hereof.

4)           Each of GGCRL and GGCR Mining represent and warrant to Parent and GGM the matters set forth on Schedule 1 hereto.  Each of Parent and GGM represent and warrant to GGCRL and GGCR Mining the matters set forth on Schedule 2 hereto.

5)           Concurrently with the execution and delivery of this Assignment, each of GGM and GGCR Mining has executed and delivered an irrevocable power of attorney, notarized and apostilled in the form attached as Exhibit A hereto, appointing Ashot Boghossian and Haik Harutiunian, as its attorney-in-fact, to complete, acting only together, all matters necessary to carry out the purposes and intents of this Assignment.

6)           Notwithstanding the immediately following sentence, from and after the date hereof  and until the issuance of the certificate of participation from the State Registry of Legal Entities described in Schedule 3, Part B, item 4(j), GGM shall have the right to exercise voting, consensual and other rights with respect to the Interest to enable GGM to take such actions as are necessary under this Assignment to be taken by GGM to complete the transfer of the Interest to GGCR Mining. Except as provided in the immediately preceding sentence, from and after the date herof, GGCR Mining shall exercise in its sole and absolute discretion all voting, consensual and other rights with respect to the Interest and the Assigned Assets and shall receive all income, gains, profits, dividends, distributions, and other payments, if any, from the Interest and the Assigned Assets.  GGM shall not exercise in any manner any of such rights without the prior written consent or prior written instruction of GGCR Mining and CRA and then GGM shall only exercise such rights in the manner proscribed by such consent or instruction.  GGM shall not transfer, assign, pledge, encumber, or otherwise dispose of the Interest or any Assigned Assets, except as specified in this Assignment or as agreed otherwise in writing by GGCR Mining and CRA.  If Parent or GGM receive any such income, gains, profits, dividends, distributions or other payments, they shall immediately pay to GGCR Mining such amount and pending such payment to GGCR Mining hold such amounts in trust for GGCR Mining.  Parent or GGM, as applicable, shall hold such income, gains, profits, dividends, distributions or other payments in trust for the benefit of GGCR Mining, shall segregate the funds or assets representing such income, gains, profits, dividends, distributions or other payments from other funds and assets of Parent or GGM and shall immediately pay over such funds and assets to GGCR Mining in the same form as so received (with the necessary indorsement).

7)           Time is of the essence for the performance by the parties hereto of their respective obligations under this Assignment.  Each of the parties hereto agrees to promptly take any further actions and to execute, acknowledge and deliver such instruments, documents and agreements as any other party hereto may request to effectuate, consummate or confirm the transactions contemplated hereby subject to such transactions being transparent and adequately reflecting the contents of the relationships of the parties hereto and complying in all respects with the laws and regulations of relevant jurisdictions as confirmed by qualified legal and tax advisors and accountants to be involved by the parties hereto.  Without limiting the generality of the foregoing, each of GGM and GGCR Mining will take the actions set forth in Part A of Schedule 3 hereto as promptly as possible but in no event later than 30 days after the date hereof and GGM will act through its representative office in Armenia with all necessary or desirable authorizations being secured in advance. The parties hereto will use their best efforts to complete the transfer of the Interest, including, without limitation, taking the actions set forth in Part B of Schedule 3 hereto, as soon as possible so that the transfer of Interest is completed no later than April 26, 2012; provided, however, that if the transfer of the Interest is not completed by such date, the parties hereto shall continue their best efforts to complete the transfer of the Interest as soon as possible after the Closing Date.

8)           Each of the parties hereto shall bear its own tax liabilities, if any, deriving from this Assignment and other transactions contemplated hereby.

9)           Provisions of Sections 8.1. (Force Majeure), 9.4 (Notices) and 9.12 (Dispute Resolution) of the JV Agreement shall be deemed to be incorporated herein by reference, provided that any reference to the “Agreement” therein shall be deemed to refer to this Assignment.

10)         No amendment or waiver of any provision of this Assignment shall be valid unless it is in writing and signed by the parties hereto and CRA.

11)         This Assignment may be executed in any number of counterparts and by different parties to this Assignment in separate counterparts, each of which counterpart when so executed will be deemed to be an original and all of which taken together will constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Assignment via telephone facsimile transmission will be deemed to be an effective delivery of a manually executed counterpart of this Assignment.

12)         This Assignment shall be governed by, construed and enforced in accordance with the laws of the State of New York without regard to the choice of law provisions thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date first above written.

PARENT: GLOBAL GOLD CORPORATION

By:
Name:
Title:

GGM: GLOBAL GOLD MINING, LLC

By:
Name:
Title:

GGCRL: GLOBAL GOLD CONSOLIDATED RESOURCES LIMITED

By:
Name:
Title: Director

By:
Name:
Title: Director

GGCR MINING: GGCR MINING, LLC

By:
Name:
Title:
Agreed, acknowledged and consented to as of the
date first above written.

MEGO-GOLD LIMITED LIABILITY COMPANY

By:  ________________________________
        Name:
        Title:

MG Assignment and Assumption Agreement Signature Page

EXHIBIT A

(to MG Assignment and Assumption Agreement)

FORMS OF POWER OF ATTORNEY

POWER OF ATTORNEY

[Date, place]

By this Power of Attorney GLOBAL GOLD MINING LLC, a Delaware limited liability company represented by Van Krikorian, its Manager, acting within the limits of authority granted to me under the Limited Liability Company Agreement of Global Gold Mining LLC, dated as of August 18, 2003, irrevocably appoints Mr. Ashot Boghossian (Passport of the citizen of the Republic of Armenia # [*] issued [*] by [*]) and Mr. Haik Harutiunian (Passport of the citizen of the Republic of Armenia # [*] issued [*] by [*]) acting together as its attorney-in-fact for GLOBAL GOLD MINING LLC in connection with transferring of the latter’s sole participation interest in Mego-Gold Limited Liability Company, a limited liability company formed under the laws of the Republic of Armenia, having its registered office at 2a Tamanian St., apt. 2, Yerevan, Republic of Armenia to GGCR Mining, LLC, a Delaware limited liability company, and in this connection authorizes Mr. Ashot Boghossian and Mr. Haik Harutiunian acting together to represent GLOBAL GOLD MINING LLC before any state authorities and officials, private persons and notary public, to seek permissions, sign applications, agreements, transactions, and other necessary documents, to receive and submit documents and implement other legal formalities related to the above assignment not forbidden by the law.

This Power of Attorney is issued for the term of six months.  GLOBAL GOLD MINING LLC hereby acknowledges and agrees that Mr. Ashot Boghossian and Mr. Haik Harutiunian, acting together, are authorized to do and perform in the name and on behalf of GLOBAL GOLD MINING LLC any act required to be done in furtherance of the foregoing.

This Power of Attorney shall be governed by, construed and enforced in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

In witness thereof I attach my hand and the seal of GLOBAL GOLD MINING LLC.

[signature]

[name]

[title]

[seal]

MG Assignment and Assumption Agreement

Exh. A - 1

NOTARY PUBLIC

State of New York
                                                      ss
County of [Westchester]

On this __th day of ____________, before me, the undersigned notary public, personally appeared _____________, proved to me through satisfactory evidence of identification, which was [a passport] , to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose.

MG Assignment and Assumption Agreement

Exh. A - 2

POWER OF ATTORNEY

[Date, place]

By this Power of Attorney GGCR Mining, LLC, a Delaware limited liability company represented by Van Krikorian, its Manager, acting within the limits of authority granted to me under the Limited Liability Company Agreement of GGCR Mining, LLC, dated as of November 8, 2011, irrevocably appoints Mr. Haik Harutiunian (Passport of the citizen of the Republic of Armenia # [*] issued [*] by [*]) and Mr. Ashot Boghossian (Passport of the citizen of the Republic of Armenia # [*] issued [*] by [*]) acting together as its attorney-in-fact for GGCR Mining, LLC in connection with acquisition of the sole participation interest in Mego-Gold Limited Liability Company, a limited liability company formed under the laws of the Republic of Armenia, having its registered office at 2a Tamanian St., apt. 2, Yerevan, Republic of Armenia belonging to GLOBAL GOLD MINING LLC, a Delaware limited liability company, and in this connection authorizes Mr. Haik Harutiunian and Mr. Ashot Boghossian acting together to represent GGCR Mining, LLC before any state authorities and officials, private persons and notary public, to seek permissions, sign applications, agreements, transactions, and other necessary documents, to receive and submit documents and implement other legal formalities related to the above assignment not forbidden by the law.

This Power of Attorney is issued for the term of six months.  GGCR Mining, LLC hereby acknowledges and agrees that Mr. Ashot Boghossian and Mr. Haik Harutiunian, acting together, are authorized to do and perform in the name and on behalf of GGCR Mining, LLC any act required to be done in furtherance of the foregoing.

This Power of Attorney shall be governed by, construed and enforced in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

In witness thereof I attach my hand and the seal of GGCR Mining, LLC.

[signature]

[name]

[title]

[seal]

MG Assignment and Assumption Agreement

Exh. A - 3

NOTARY PUBLIC

State of New York
                                                      ss
County of [Westchester]

On this __th day of ____________, before me, the undersigned notary public, personally appeared _____________, proved to me through satisfactory evidence of identification, which was [a passport] , to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose.

MG Assignment and Assumption Agreement

Exh. A - 4

SCHEDULE 1

(to MG Assignment and Assumption Agreement)

REPRESENTATIONS AND WARRANTIES OF GGCRL AND GGCR MINING

Each of GGCRL and GGCR Mining represents and warrants to Parent and GGM that:

(a)
it is a legal entity duly incorporated or established and validly existing under the laws of its jurisdiction of incorporation or establishment and has the requisite entity power and authority to execute and deliver this Assignment, to perform its obligations hereunder and to consummate the transactions contemplated hereby;

(b)
its execution and delivery of this Assignment, the performance by it of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not (i) conflict with or violate any of its constitutive documents, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to it or by which it or any of its properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event, which with notice or lapse of time, or both, would become a default) under, or give to other any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of its properties or assets pursuant to any note, bond, mortgage, pledge, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which it is a party of by which it or any of its properties is bound or affected; of this Assignment;

(c)	GGCR Mining is acquiring the Interest solely of its own account and not with a view to any distribution or disposition thereof; and

(d)
GGCR Mining understands that (i) the Interest has not been registered under the United States Securities Act of 1933, as amended (the "Act") or registered or qualified under any applicable United States’ state securities laws and (ii) the Interest may not be transferred or sold except in a transaction registered or exempt from registration under the Act, and registered or qualified or exempt from registration or qualification under any applicable state securities laws.

MG Assignment and Assumption Agreement

Sched. 1 - 1

SCHEDULE 2

(to MG Assignment and Assumption Agreement)

REPRESENTATIONS AND WARRANTIES OF PARENT AND GGM

Each of Parent and GGM represents and warrants to GGCRL and GGCR Mining that:

(a)
it is a legal entity duly incorporated or established and validly existing under the laws of its jurisdiction of incorporation or establishment and has the requisite entity power and authority to execute and deliver this Assignment, to perform its obligations hereunder and to consummate the transactions contemplated hereby;

(b)
its execution and delivery of this Assignment, the performance by it of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not (i) conflict with or violate any of its constitutive documents, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to it or by which it or any of its properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event, which with notice or lapse of time, or both, would become a default) under, or give to other any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of its properties or assets pursuant to any note, bond, mortgage, pledge, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which it is a party of by which it or any of its properties is bound or affected; of this Assignment;

(c)
Parent’s representations and warranties set forth in Article III of the JV Agreement are true and correct as of the date hereof, except to the extent such representations and warranties expressly refer to an earlier date (in which case such representations and warranties are true and correct as such earlier date);

(d)
(i) GGM has marketable title to the Interest, free and clear of all restrictions on transfer, taxes, liens, charges and encumbrances, options, warrants, purchase rights, contracts, commitments, equities, claims and demands (other than such restrictions, encumbrances, options, purchase rights, contracts, commitments, equities, claims and demands arising by virtue of the JV Agreement and the pledge of the Interest to Armbusinessbank Close Joint Stock Company in connection with the credit line agreement dated March 26, 2010 and as disclosed in Appendix A of the JV Agreement) and, other than the JV Agreement and the Irrevocable Proxy is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of the Interest; (ii) the statutory capital of the Company is at least AMD 3,731,014,000; (iii) there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell or otherwise cause to become outstanding any limited liability company interest in the Company or any other interest in the Company’s share capital; and (iv) there are no outstanding or authorized share appreciation, phantom share, profit participation or similar rights with respect to the Company; and

(e)
GGM has no commitment, obligation or liability to the Company for the making of capital contributions to the Company or otherwise which has not funded as of the date hereof or, if unfunded, which is set forth in the notes to the consolidated financial statements of Parent contained in the Parent’s Form 10-Q filed with the United States Securities and Exchange Commission on November 21, 2011.

MG Assignment and Assumption Agreement

Sched. 2 - 1

SCHEDULE 3

(to MG Assignment and Assumption Agreement)

FURTHER ACTIONS

Part A

1.	Provide proof of existence and authorization for GGM to Mr. Ashot Boghossian and Mr. Haik Harutiunian, including:

a.	Certificate of formation of GGM certified by the Delaware Secretary of State with an apostille and a certified Armenian language translation;

b.	Certificate of good standing concerning GGM issued by the Delaware Secretary of State with an apostille and a certified Armenian language translation;

c.
Certificate of Secretary of GGM, notarized, signature authentication by appropriate county clerk in New York, apostille by New York Secretary of State and certified Armenian language translation), certifying as to:

i.	LLC Agreement of GGM,

ii.	GGM approval by its governing board, if any, and

iii.	Incumbency of GGM’s authorized signatory who signs the GGM power of attorney;

d.
GGM’s power of attorney in substantially the form set forth in Exhibit A hereto notarized, signature authentication by appropriate county clerk in NY, apostille by NY Secretary of State and certified Armenian language translation.

2.	Provide proof of existence and authorization for GGCR Mining to Mr. Ashot Boghossian and Mr. Haik Harutiunian, including:

a.	Certificate of formation of GGCR Mining certified by the Delaware Secretary of State with an apostille and a certified Armenian language translation;

b.	Certificate of good standing concerning GGCR Mining issued by the Delaware Secretary of State with an apostille and a certified Armenian language translation;

c.
Certificate of Secretary of GGCR Mining, notarized, signature authentication by appropriate county clerk in New York, apostille by New York Secretary of State and certified Armenian language translation), certifying as to:

i.	LLC Agreement of GGCR Mining,

ii.	GGCR Mining approval by its governing board, if any, and

iii.	Incumbency of GGCR Mining’s authorized signatory who signed the GGCR Mining power of attorney;

MG Assignment and Assumption Agreement

Sched. 3 - 1

d.
GGCR Mining’s power of attorney in substantially the form set forth in Exhibit A hereto notarized, signature authentication by appropriate county clerk in NY, apostille by NY Secretary of State and certified Armenian language translation.

Part B

3.
Supplying the following information in respect of GGCR Mining and the Company to Mr. Ashot Boghossian and Mr. Haik Harutiunian for the purpose of taking the actions required by law to obtain the approval of the State Committee on Protection of Economic Competition (the "Committee") for transfer of the Interest, including:

a.	name, registered office and operational address;

b.	financial statements as of the end of the last fiscal year and audit reports (if such are required by the law);

c.	a description of the goods sold during the last year and description of the production potential;

d.	other detailed information if applicable for such purpose or required by the Committee or its regulations.

4.	Take the following actions in connection with transfer of the Interest:

a.	Obtain a certificate of participation from State Registry of Legal Entities for GGM;

b.	Obtain a reference on no encumbrance (other than the pledge in favor of Armbusinessbank CJSC) regarding GGM’s participation;

c.	Obtain the approval of Armbusinessbank for transfer of participation;

d.
Make all necessary notification filings required under the Law of the Republic of Armenia on Protection of Economic Competition with the Commission, and wait for the prescribed waiting period (and any extensions thereof) to have expired or been terminated or, if applicable, obtain the approval of the Committee;

e.	Obtain company authorizations for transfer of participation to the extent not already provided in Part A of this Schedule 3;

f.	Execute and deliver the agreement on transfer of participation;

g.	Amend the charter of the companies to reflect the new shareholder structure;

h.	Register the changes in participation with the State Registry of Legal Entities;

i.	Register the charter amendments;

j.	Obtain a certificate of participation from State Registry of Legal Entities for GGCR Mining;

MG Assignment and Assumption Agreement

Sched. 3 - 2

k.	Obtain a reference on no encumbrance (other than the pledge in favor of Armbusinessbank CJSC) regarding GGCR Mining’s participation as reflected in the records of the State Registry of Legal Entities.

MG Assignment and Assumption Agreement

Sched. 3 - 3

SCHEDULE 4

(to MG Assignment and Assumption Agreement)

ASSUMED LIABILITIES

All obligations of Parent or GGM under the Assumed Contracts (defined below) either (a) to furnish goods, services, and other non-cash benefits to another party after the Closing (as defined in the JV Agreement) or (b) to pay for goods, services, and other non-Cash benefits that another party will furnish to it after the Closing; provided, however, that the Assumed Liabilities shall not include (i) any obligation or liability of Parent or GGM for taxes, (ii) any obligation or liability of Parent or GGM for income, transfer, sales, use, and other taxes arising in connection with the consummation of the transactions contemplated hereby (including any income taxes arising because Parent is transferring its Assigned Assets and GGM is transferring its Assigned Assets and the Interests), (iii) any obligation or liability of Parent or GGM for the unpaid taxes of any Person under U.S. Treasury Reg. §1.1502-6 (or any similar provision of state, local, or non-U.S. law), as a transferee or successor, by contract, or otherwise, (iv) any obligation of Parent or GGM to indemnify any person or entity by reason of the fact that such person or entity was a director, officer, employee, or agent of Parent or GGM or any of their respective subsidiaries or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such indemnification is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such indemnification is pursuant to any statute, charter document, bylaw, agreement, or otherwise), (v) any obligation or liability of Parent or GGM for costs and expenses incurred in connection with this Assignment and the transactions contemplated hereby, or (vi) any obligation or liability or obligation of Parent or GGM under this Assignment (or under any side agreement between Parent and/or GGM on the one hand and GGCRL and/or GGCR Mining on the other hand entered into on or after the date of this Assignment).

For purposes of the foregoing, "Assumed Contract" means the following agreements, contracts, leases, licenses, and other arrangements:

1.	Global Gold Corporation Guarantee to Industrial Minerals SA dated as of February 25, 2010

2.	Non Revolving Credit Line Agreement #V09-011153 from Armbusinessbank dated March 26, 2010.

3.	Rake exploration works contract dated ________.

MG Assignment and Assumption Agreement

Sched. 4 - 1